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                                                                    EXHIBIT 23.2


                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comcast Corporation (formerly AT&T Comcast Corporation) on Form S-4 of our report dated February 5, 2002 (July 30, 2002 as to Note 14 and December 6, 2002 as to Note 15) (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1, 2001) related to the financial statements of Comcast Holdings Corporation (formerly known as Comcast Corporation), appearing in Comcast Corporation's Current Report on Form 8-K/A dated November 18, 2002 filed on December 16, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
January 27, 2003